UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8 POS

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          Celtron International, Inc.
                  --------------------------------------------
                 (Name of Small Business Issuer in its Charter)




         Nevada                                               91-1903590
-------------------------------                            ----------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                              I.D. No.)

563 Old Pretoria Road
Midrand, South Africa
---------------------------------------                    ----------------
(Address of principal executive offices)                       (Zip Code)

Issuer's telephone number: 011-652-6350


             YEAR 2003 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN
             -----------------------------------------------------
                            (Full title of the plan)


            (Name, address and telephone number of agent for service)

                                Kenneth G. Eade
                             629 State Street, #217
                        Santa Barbara, California 93101
                       (805) 560-9828   Fax:(805) 560-3608


                        CALCULATION OF REGISTRATION FEE
                       ----------------------------------

TITLE OF              PROPOSED       PROPOSED       MAXIMUM      AMOUNT OF
SECURITIES            AMOUNT         MAXIMUM        AGGREGATE    REGISTRATION
TO BE                 TO BE          OFFERING       OFFERING     FEE (1)
REGISTERED            REGISTERED     PRICE          PRICE
                      PER SHARE
---------------       ----------     --------       ---------    ------------
Common Stock           1,500,000     $.10           $150,000     $138.00
$.001 par value


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(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the average market value of the Company's Common Stock as of March 11, 2003.

(2) Represents the maximum number of shares which may be issued under the Celtron International, Inc. 2003 Employee/Consultant Stock Compensation Plan (the Plan).

PART II

                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

The following documents which have been heretofore filed with the Securities and Exchange Commission (the Commission) by the Registrant pursuant to the Securities Exchange Act of 1934 (the Exchange Act) are incorporated by reference in this Registration Statement:

(1) The Registrant's Initial Report on Form 10SB was filed on December 30,
1999.

(2) All other reports filed by the Registrant with the Commission pursuant to
Section 13(a) or Section 15(d) of the Exchange Act since the end of the period covered by the Form 10SB referred to above and includes Form 10SB12g/A filed on February 22,2000; Form 10QSB filed on June 29, 2000 for the quarter ended March 31, 2000; Form 10QSB filed on August 30, 2000 for the quarter ended June 30, 2000; Form 10QSB filed on February 22, 2001 for the period ended September 30,2000; Form 10QSB/A filed on March 8, 2001; Form 10K filed on March 19, 2001 for the year ended December 31, 2000; Form 10Q filed May 2, 2001 for the quarter ended March 31, 2001; Form 10KSB/A filed on May 8, 2001; Form 8_k filed June 20, 2001; Form 8_k filed July 13, 2001; Form 8_k filed July 20, 2001; Form 14A filed July 24, 2001; Form 10Q filed August 9, 2001 for the quarter ended June 30, 2001; Schedule 13D filed September 7, 2001; Form 14A filed September 10, 2001; Form 10Q filed November 16, 2001 for the quarter ended September 30, 2001; Form S-8 filed on March 27, 2002; Form 10KSB filed April 4, 2002, as amended on May 14, 2002; Form 10Q filed May 16, 2002; Form 10QSB filed August 19, 2002; Form 10QSB filed November 18, 2002; and Form 10KSB, filed April 16, 2003, and as amended on April 24, 2003.

  (3) The description of the Common Stock of the Registrant contained in the Form 10SB referred to above. All documents filed by the Registrant with the Commission pursuant to Section 13(a), 3(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post_effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.
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     Not applicable.

     Item 6. Indemnification of Directors and Officers.

The Nevada corporations law provides for the indemnification of Celtron International, Inc.'s officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and expenses includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Celtron International, Inc.'s articles of incorporation provide: that the directors of the company shall be protected from liability to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

     5.1 * Kenneth G. Eade

10.35 *Celtron International, Inc. Year 2003 Employee/Consultant Stock Compensation Plan

23.1 * Consent of Roger G. Castro, C.P.A.

23.2 * Consent of Kenneth G. Eade (contained in the opinion filed as Exhibit
    5.1 hereof).

(* filed herewith)

     Item 9. Undertakings.

     The Registrant hereby undertakes:

(a) (1) to file, during any period in which it offers or sells securities, a post effective amendment to this registration statement to include any prospectus required by Section10(a) (3) of the Securities Act;

(2) that, for the purpose of determining any liability under the Securities
Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.


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(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.


                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S_8 and has duly caused this Registration Statement to be signed on its behalf, on June 11, 2003

      Celtron International, Inc.

By:   Allen Harrington
      ---------------------------
      Allen Harrington, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                          Title                     Date
----------------              -------------------        -------------
Allen Harrington              President, Director         June 11, 2003

Amanda Harrington             Secretary, CFO, Director    June 11, 2003


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the registration statement of Nutra Pharma, Inc. on Form S-8 as filed with the Securities and Exchange Commission on the date hereof, the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:


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1. The report fully complies with the requirements of Section 13(a) or 15(d)
of the Securities Exchange Act of 1934; and

2. The information contained in the report fairly presents, in all material respects, the financial condition and results of the Company.


 Dated: June 11, 2003            By: Allen Harrington
                                     -----------------------
                                     Allen Harrington,
                                     Chief Executive Officer



 Dated: June 11, 2003            By: Amanda Harrington
                                     ----------------------------
                                     Amanda Harrington, Treasurer



EXHIBIT 5.1 and 23.2
                                Kenneth G. Eade
                             629 State Street, Suite 217
                        Santa Barbara, California 93101
                       (805) 560-9828 Fax: (805) 560-3608


                                  June 11, 2003

Board of Directors
Celtron International, Inc.
563 Old Pretoria Road
Midrand, South Africa 59 1658

Gentlemen:

At your request, we have examined the post effective Registration Statement on Form S-8 POS to be filed by you with the Securities and Exchange Commission on or about June 11, 2003, in connection with the registration under the Securities Act of 1933, as amended, of 1,500,000 shares of the Company's Common Stock, par value .001 (exclusive of any securities associated therewith, the Stock) to be sold by you pursuant to the Company's Year 2002 Employee/Consultant Stock Compensation Plan. (the Plan).

As your counsel, we have examined the proceedings relating to and action taken by you in connection with the adoption of the Plan.

It is our opinion that the 1,500,000 shares of the Stock that may be issued and sold by the Company pursuant to the Plan, when issued and sold in the manner provide in the Plan, will be validly issued, fully-paid and non-assessable. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7
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of the Securities Act of 1933, or the rules and regulations of the Commission thereunder.



     Very truly yours,


     Kenneth G. Eade
     --------------------------------
     Kenneth G. Eade, Attorney at Law



EXHIBIT 10.1
                   EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN

     I. PURPOSE OF THE PLAN.

The purpose of this Plan is to further the growth of Celtron International, Inc., by allowing the Company to compensate employees and certain other consultants who have provided bona fide services to the Company, through the award of Common Stock of the Company.

     II. DEFINITIONS.

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

1. Award means any grant of (i) Common Stock or (ii) options or warrants to purchase Common Stock made under this Plan.

2. Board of Directors means the Board of Directors of the Company.

3. Code means the Internal Revenue Code of 1986, as amended.

4. Common Stock means the Common Stock of the Company.

5. Date of Grant means the day the Board of Directors authorized the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.

6. Consultant means any person or entity (i) who has rendered or will render bona fide services to the Company, and (ii) who, in the opinion of the Board of Directors, are in a position to make, or who have previously made, a significant contribution to the success of the Company.

7. Subsidiary means any corporation that is a subsidiary with regard to as that term is defined in Section 424(f) of the Code.

     III. EFFECTIVE DATE OF THE PLAN.

     The effective date of this Plan is May 1, 2003.

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     IV. ADMINISTRATION OF THE PLAN.

The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan and applicable law, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors on the matters referred to in this Section shall be conclusive. The Board of Directors shall have sole and absolute discretion to amend this Plan. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

     V. STOCK SUBJECT TO THE PLAN.

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan is 1,500,000 shares which number represents 1,500,000 shares not yet issued under the Plan. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

     II PERSONS ELIGIBLE TO RECEIVE AWARDS.

     Awards may be granted only to Employees and Consultants.

     II GRANTS OF AWARDS.

Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Employees and Consultants Awards are to be granted, and the number of shares of Common Stock as to which Awards granted to each Employee and Consultant will relate, and the terms and conditions upon which an Award may be issued (including, without limitation, the date of exercisability, exercise price and term of any Award which constitutes an option or warrant to purchase Common Stock). No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the Act), or the rules and regulations promulgated thereunder.

     II DELIVERY OF STOCK CERTIFICATES.

As promptly as practicable after authorizing the grant of an Award, the Company shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted. If applicable, each certificate shall bear a legend to indicate that the Common Stock represented by the certificate was issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act.

       IX. RIGHT TO CONTINUED ENGAGEMENT.

     Nothing in this Plan or in the grant of an Award shall confer upon any
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Consultant the right to continued engagement by the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any Consultant or to terminate any consulting relationship at any time.

     X. LAWS AND REGULATIONS.

     1. The obligation of the Company to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for the Company be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

2. This Plan is intended to meet the requirements of Rule 16b_3 in order to provide officers and directors with certain exemptions from Section 16(b) of the Securities Exchange Act of 1934, as amended.

     XI.  TERMINATION OF THE PLAN.

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date.

     XII. DELIVERY OF PLAN.

A copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.


EXHIBIT 23.1

Roger G. Castro
Certified Public Accountant
Oxnard, California



                          INDEPENDENT AUDITORS CONSENT

I consent to the incorporation by reference in the Registration Statement of Et Voila! European Cafes, Inc., on Form S_8 to be filed on or about May 13, 2003, with the Securities and Exchange Commission my reports for the years ended December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002, on the financial statements of Celtron International, Inc., which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Form 10KSB for the periods then ended.

Roger G. Castro
---------------------------
Roger G. Castro
Certified Public Accountant
Oxnard, California
May 13, 2003

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